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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

EPIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21863 (Commission File Number)	04-3030815 (IRS Employer Identification No.)
71 Rogers Street Cambridge, Massachusetts 02142 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 250-6000

Item 5. Other Events.

        On March 31, 2003, the Company announced that it had selected a novel compound to move toward clinical development. The compound, named EP-2104R, is an imaging agent specifically designed to enable detection of thrombus, or blood clots, in humans using MRI. The Company expects to enter human trials with this contrast agent in 2004.

        The press release announcing the selection of the compound EP-2104R is filed as an exhibit to this Form 8-K, and is incorporated by reference into this Item 5. The foregoing description of such document and the compound contemplated therein is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of the Company dated March 31, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX MEDICAL, INC. (REGISTRANT)
DATE: APRIL 1, 2003	By:	/s/ PEYTON J. MARSHALL Peyton J. Marshall Senior Vice-President, Finance and Administration, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company dated March 31, 2003

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SIGNATURES
Exhibit Index